Corporate Affairs One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	Exhibit 99.1

FOR IMMEDIATE RELEASE	August 4, 2011

PG&E CORPORATION REPORTS SECOND QUARTER FINANCIAL RESULTS

(SAN FRANCISCO) – PG&E Corporation’s (NYSE: PCG) net income after dividends on preferred stock (also called “income available for common shareholders”) was $362 million, or $0.91 per share, in the second quarter ended June 30, 2011, as reported in accordance with generally accepted accounting principles (GAAP).  This compares with $333 million, or $0.86 per share, for the same period last year.

Overall GAAP results reflect two regulatory decisions issued during the quarter that were retroactive to the beginning of the year, resulting in six months of revenue increases being reported in the second quarter.  The “catch-up” revenues associated with the first quarter account for $0.13 per share in the second quarter results.  The results also reflect costs of $76 million on a pre-tax basis, or $0.11 per share, for gas pipeline-related actions in response to the San Bruno pipeline accident. This work includes reviewing pipeline records to validate maximum allowable operating pressures, performing hydrostatic pressure tests, and other actions. Since the San Bruno accident, the utility has incurred total costs of $189 million on a pre-tax basis associated with gas pipeline-related actions.

GAAP results for the quarter also include an additional provision for third-party liabilities associated with the San Bruno accident of $59 million pre-tax, or $0.09 per share, reflecting information from the mediation and litigation process regarding these claims.  (The aggregate provision for third-party liabilities now totals $279 million.)  In addition, the results reflect insurance recoveries of $60 million pre-tax, or $0.09 per share, representing payment by insurance carriers responsible for the first two levels of liability insurance coverage.

“PG&E’s focus continues to center on public safety and taking all steps that are necessary to improve PG&E’s operating performance,” said utility President Chris Johns. “We continue to work and make progress on multiple fronts to address operating challenges and provide confidence in PG&E’s gas system operations.  These efforts range from the hydrostatic pressure testing now under way on key pipelines to the comprehensive plan we expect to submit later this month regarding the longer-term upgrade and modernization of our pipeline system.”

Earnings from Operations

On a non-GAAP basis, PG&E Corporation’s earnings from operations were $406 million, or $1.02 per share, for the second quarter of 2011.  During the same period last year, earnings from operations were $353 million, or $0.91 per share.  Earnings from operations exclude the costs incurred for gas pipeline-related actions, third-party liabilities, and insurance recoveries, which together are being treated as an item impacting comparability.

The approval during the quarter of the settlements in the General Rate Case and the Gas Transmission and Storage Rate Case primarily accounts for a $0.24 per share quarter-over-quarter increase for the combination of rate base earnings and expense recovery that were retroactive to the beginning of the year.

The increased revenues associated with the rate case decisions were partially offset by a number of items, including a regularly scheduled nuclear refueling outage at the Diablo Canyon Power Plant ($0.06 per share), lower gas transmission and storage revenues resulting from ongoing adverse market conditions ($0.02 per share), an increase in the number of PG&E Corporation common shares outstanding ($0.03 per share), and other factors (totaling $0.02 per share).

2011 Earnings Guidance

PG&E Corporation is maintaining 2011 guidance for earnings from operations (non-GAAP) of $3.45 to $3.60 per share.

Including the estimated amounts for the item impacting comparability related to gas pipeline matters, the range for projected earnings per share on a GAAP basis is $2.46 to $3.09 per share for 2011.  Costs associated with the utility’s gas pipeline-related actions are estimated at $350 million to $550 million for the year.  The estimated range for third-party liabilities, reflecting the mediation and litigation process to date, is now $59 million to $180 million for the year.  (This range is in addition to the $220 million provision for third-party liabilities booked in the third quarter of 2010.)  Also reflected in the estimated range for the item impacting comparability are the insurance recoveries of $60 million. Insurance recoveries are recognized only when deemed probable under applicable accounting standards.  The guidance range does not include any estimates of potential future insurance recoveries or potential future fines or penalties.

PG&E Corporation discloses historical financial results and provides guidance based on “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations.  Earnings from operations are not a substitute or alternative for consolidated net income presented in accordance with GAAP (see the accompanying tables for a reconciliation of results and guidance based on earnings from operations to results and guidance based on consolidated net income in accordance with GAAP).

Supplemental Financial Information:

In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information will be furnished to the Securities and Exchange Commission and also will be available on PG&E Corporation’s website (www.pgecorp.com).

Conference Call with the Financial Community to Discuss Financial Results:

Today’s call at 1 p.m., Eastern Time, is open to the public on a listen-only basis via webcast. Please visit www.pgecorp.com for more information and instructions for accessing the webcast.  The call will be archived on the website.  Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through 8:00 p.m., Eastern Time, August 18, 2011, by dialing 866-415-9493.  International callers may dial 585-419-6446.  For both domestic and international callers, the confirmation code 1353 will be required to access the replay.

This press release and tables contain forward-looking statements regarding management's estimates of the potential costs associated with the scope of gas pipeline-related work and third-party liabilities associated with the San Bruno accident, and guidance for PG&E Corporation's 2011 earnings per share from operations. These statements are based on current expectations and various assumptions and estimates that management believes are reasonable. These statements, assumptions, and estimates are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

●	the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within authorized levels and timely recover its costs through rates;

●
the outcome of pending and future regulatory, legislative, or other proceedings or investigations related to the San Bruno accident, the results of the Utility’s system-wide review of the class location designations for its natural gas transmission pipelines, and the safety of the Utility’s natural gas transmission pipelines in its northern and central California service territory; whether the CPUC approves the proposed resolution of the investigation of the Rancho Cordova accident; whether the Utility incurs civil or criminal penalties as a result of these proceedings or investigations; the ultimate amount of costs the Utility incurs in connection with its natural gas pipeline system that the Utility is unable to recover through rates or insurance; and whether the Utility incurs third-party liabilities or other costs in connection with electric or natural gas service disruptions caused by pressure reductions in the Utility’s natural gas pipeline system;

●
the outcome of future investigations or proceedings relating to the Utility’s compliance with law, rules, regulations, or orders applicable to the operation, inspection, and maintenance of its electric and gas facilities;

●
reputational harm that PG&E Corporation and the Utility may suffer depending on the outcome of the various regulatory proceedings and investigations of the San Bruno accident and natural gas pipeline matters including the findings of the CPUC’s independent review panel; service disruptions caused by pressure reductions in the Utility’s natural gas pipeline system; the outcome of civil litigation; and the extent to which additional regulatory, civil, or criminal proceedings may be pursued by regulatory or governmental agencies;

●
the adequacy and price of electricity and natural gas supplies, the extent to which the Utility can manage and respond to the volatility of electricity and natural gas prices, and the ability of the Utility and its counterparties to post or return collateral;

●
explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and systems, human errors, and similar events that may occur while operating and maintaining an electric and natural gas system in a large service territory with varying geographic conditions that can cause unplanned outages, reduce generating output, damage the Utility’s assets or operations, subject the Utility to third-party claims for property damage or personal injury, or result in the imposition of civil, criminal, or regulatory fines or penalties on the Utility;

●
the impact of storms, earthquakes, floods, drought, wildfires, disease, and similar natural disasters, or acts of terrorism or vandalism, that affect customer demand or that damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies;

●	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

●
changes in customer demand for electricity (“load”) and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, the development of alternative energy technologies including self-generation and distributed generation technologies, or other reasons;

●
the occurrence of unplanned outages at the Utility’s two nuclear generating units at Diablo Canyon, the availability of nuclear fuel, and the ability of the Utility to procure replacement electricity if nuclear generation from Diablo Canyon were unavailable;

●
the outcome of seismic studies the Utility is conducting that could affect the Utility’s ability to continue operating Diablo Canyon or renew the operating licenses for Diablo Canyon, the issuance of NRC orders or the adoption of new legislation or regulations to address seismic risks at nuclear facilities to avoid the type of damage sustained by nuclear facilities in Japan following the March 2011 earthquake, or to address the operations, decommissioning, storage of spent nuclear fuel, security, safety, cooling water intake, or other matters associated with the operations at Diablo Canyon and whether the Utility is able to comply with such new orders, legislation, or regulations;

●
whether the Utility earns incentive revenues or incurs obligations under incentive ratemaking mechanisms, such as the CPUC’s incentive ratemaking mechanism relating to energy savings achieved through implementation of the utilities’ customer energy efficiency programs;

●	the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

●
whether the Utility can successfully complete its program to install advanced meters for its electric and natural gas customers, allay customer concerns about the new metering technology, and integrate the new meters with its customer billing and other systems while also implementing the system design changes necessary to accommodate retail electric rates based on dynamic pricing (i.e., electric rates that can vary with the customer’s time of use and are more closely aligned with wholesale electricity prices);

●
how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company and the extent to which the interpretation or enforcement of these conditions has a material impact on PG&E Corporation;

●	the extent to which PG&E Corporation or the Utility incurs costs in connection with third-party claims or litigation that are not recoverable through insurance, rates, or from other third parties;

●	the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

●
the impact of environmental laws and regulations addressing the reduction of carbon dioxide and other greenhouse gases, water, the remediation of hazardous waste, and other matters, and whether the Utility is able to recover the costs of compliance with such laws, including the cost of emission allowances and offsets that the Utility may incur under federal or state cap and trade regulations;

●
the loss of customers due to various forms of bypass and competition, including municipalization of the Utility’s electric distribution facilities, increasing levels of “direct access” by which consumers procure electricity from alternative energy providers, and implementation of “community choice aggregation,” which permits cities and counties to purchase and sell electricity for their local residents and businesses;

●	the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations; and
●	other factors and risks discussed in PG&E Corporation and the Utility’s 2010 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Operating Revenues
Electric	$2,889	$2,515	$5,506	$5,025
Natural gas	795	717	1,775	1,682
Total operating revenues	3,684	3,232	7,281	6,707
Operating Expenses
Cost of electricity	906	863	1,794	1,783
Cost of natural gas	258	247	766	742
Operating and maintenance	1,236	959	2,463	1,950
Depreciation, amortization, and decommissioning	592	468	1,082	919
Total operating expenses	2,992	2,537	6,105	5,394
Operating Income	692	695	1,176	1,313
Interest income	3	2	5	4
Interest expense	(175)	(175)	(351)	(343)
Other income (expense), net	21	2	38	(4)
Income Before Income Taxes	541	524	868	970
Income tax provision	176	187	300	372
Net Income	365	337	568	598
Preferred stock dividend requirement of subsidiary	3	4	7	7
Income Available for Common Shareholders	$362	$333	$561	$591
Weighted Average Common Shares Outstanding, Basic	399	373	397	372
Weighted Average Common Shares Outstanding, Diluted	400	390	399	389
Net Earnings Per Common Share, Basic	$0.91	$0.88	$1.41	$1.56
Net Earnings Per Common Share, Diluted	$0.91	$0.86	$1.41	$1.54
Dividends Declared Per Common Share	$0.46	$0.46	$0.91	$0.91

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)
Second Quarter and Year-to-Date, 2011 vs. 2010
(in millions, except per share amounts)

	Three months ended June 30,				Six months ended June 30,

	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2011	2010	2011	2010	2011	2010	2011	2010

PG&E Corporation Earnings from Operations (1)	$406	$353	$1.02	$0.91	$636	$656	$1.60	$1.71
Items Impacting Comparability: (2)
Natural gas pipeline matters (3)	(44)		(0.11)		(75)		(0.19)
Statewide ballot initiative (4)	-	(20)	-	(0.05)	-	(45)	-	(0.12)
Federal healthcare law (5)	-	-	-	-	-	(20)	-	(0.05)
PG&E Corporation Earnings on a GAAP basis	$362	$333	$0.91	$0.86	$561	$591	$1.41	$1.54

(1)	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2)	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

(3)
During the three and six months ended June 30, 2011, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (“Utility”) incurred costs of $44 million and $75 million, after-tax, respectively, in connection with natural gas pipeline matters.  These amounts included pipeline-related costs to review records, validate operating pressures, conduct hydrostatic pressure tests, inspect pipelines, and perform other activities associated with the Utility’s natural gas pipeline system.  These costs also included an increase in the provision for third-party liability claims related to the San Bruno accident, reflecting the outcome of settlements and changes in estimates and assumptions regarding these claims.  Costs incurred were partially offset by insurance recoveries that have been deemed probable under applicable accounting standards as of June 30, 2011.

(after-tax)	Three months ended June 30, 2011	Six months ended June 30, 2011

Pipeline-related costs	$(45)	$(76)
Third-party liability claims	(35)	(35)
Insurance recoveries	36	36

Natural gas pipeline matters	$(44)	$(75)

(4)	During the three and six months ended June 30, 2010, the Utility contributed $20 million and $45 million, respectively, to support Proposition 16 - The Taxpayers Right to Vote Act.

(5)	During the six months ended June 30, 2010, the Utility recognized a charge of $20 million triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
Second Quarter and Year-to-Date, 2011 vs. 2010
(in millions)

	Three months ended June 30, 2011		Six months ended June 30, 2011

	Earnings		Earnings
	2011	2010	2011	2010
Pacific Gas and Electric Company Earnings from Operations (1)	$399	$355	$628	$661
Items Impacting Comparability: (2)
Natural gas pipeline matters (3)	(44)	-	(75)	-
Statewide ballot initiative (4)	-	(20)	-	(45)
Federal healthcare law (5)	-	-	-	(20)
Pacific Gas and Electric Company Earnings on a GAAP basis	$355	$335	$553	$596

(1)	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2)	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

(3)
During the three and six months ended June 30, 2011, the Utility incurred costs of $44 million and $75 million, after-tax, respectively, in connection with natural gas pipeline matters.  These amounts included pipeline-related costs to review records, validate operating pressures, conduct hydrostatic pressure tests, inspect pipelines, and perform other activities associated with the Utility’s natural gas pipeline system.  These costs also included an increase in the provision for third-party liability claims related to the San Bruno accident, reflecting the outcome of settlements and changes in estimates and assumptions regarding these claims.  Costs incurred were partially offset by insurance recoveries that have been deemed probable under applicable accounting standards as of June 30, 2011.

(after-tax)	Three months ended June 30, 2011	Six months ended June 30, 2011

Pipeline-related costs	$(45)	$(76)
Third-party liability claims	(35)	(35)
Insurance recoveries	36	36

Natural gas pipeline matters	$(44)	$(75)

(4)	During the three and six months ended June 30, 2010, the Utility contributed $20 million and $45 million, respectively, to support Proposition 16 - The Taxpayers Right to Vote Act.

(5)	During the six months ended June 30, 2010, the Utility recognized a charge of $20 million triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

Key Drivers of PG&E Corporation Earnings per Common Share from Operations
Second Quarter and Year-to-Date, 2011 vs. 2010
($/Share, Diluted)

Second Quarter 2010 EPS from Operations (1)	$0.91

Increase in rate base earnings	0.17
2011 GRC and GT&S expense recovery	0.07

Nuclear refueling outage	(0.06)
Gas transmission revenues	(0.02)
Storm and outage expenses	(0.01)
Litigation and regulatory matters	(0.01)
Increase in shares outstanding	(0.03)
Second Quarter 2011 EPS from Operations (1)	$1.02

2010 YTD EPS from Operations (1)	$1.71

Increase in rate base earnings	0.21

Nuclear refueling outage	(0.06)
Gas transmission revenues	(0.05)
Storm and outage expenses	(0.06)
Litigation and regulatory matters	(0.07)
Increase in shares outstanding	(0.06)
Miscellaneous items	(0.02)
2011 YTD EPS from Operations (1)	$1.60

(1)	See Table above for a reconciliation of EPS from operations to EPS on a GAAP basis.

PG&E Corporation EPS Guidance

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.45	$3.60

Estimated Items Impacting Comparability: (1)
Natural Gas Pipeline Matters (2)	(0.99)	(0.51)
Estimated EPS on a GAAP Basis	$2.46	$3.09

(1)	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in accordance with GAAP.
(2)
The estimate includes pipeline related costs associated with the increased scope of work that the Utility expects to undertake on its natural gas pipeline system, as well as third-party liability claims in addition to the provision of $220 million recorded in 2010. Total estimated costs are partially offset by insurance recoveries for third-party claims, which include amounts recognized during the six months ended June 30, 2011.

(in millions, pre-tax)	Low guidance range	High guidance range

Pipeline-related costs	$(550)	$(350)
Third-party liability claims	(180)	(59)
Insurance recoveries	60	60 *

Natural gas pipeline matters	$(670)	$(349)

*Although the Utility considers it likely that a significant portion of the costs it incurs for third-party claims will be covered through its insurance, insurance recoveries are recognized only when deemed probable under applicable accounting standards.  The guidance range does not include any estimates of future insurance recoveries or potential future fines or penalties.